                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               FONIX CORPORATION
                            A DELAWARE CORPORATION,

                          ASI ACQUISITION CORPORATION
                            A UTAH CORPORATION, AND

                           ARTICULATE SYSTEMS, INC.
                            A DELAWARE CORPORATION


                                 JULY 31, 1998

                               TABLE OF CONTENTS

Article 1. Definitions......................................................... 1

Article 2. Basic Transaction................................................... 4
        2.1     The Merger..................................................... 4
                ----------
        2.2     The Closing.................................................... 4
                -----------
        2.3     Actions at the Closing......................................... 4
                ----------------------
        2.4     Effect of Merger............................................... 5
                ----------------
                (a)     General................................................ 5
                        -------
                (b)     Articles of Incorporation.............................. 5
                        -------------------------
                (c)     Bylaws................................................. 5
                        ------
                (d)     Directors and Officers................................. 5
                        ----------------------
                (e)     Conversion of Target Shares............................ 5
                        ---------------------------
                (f)     Regulation D Restrictions.............................. 5
                        -------------------------
                (g)     Capital Stock of Merger Sub............................ 6
                        ---------------------------
                (h)     Adjustments to Exchange Ratio.......................... 6
                        -----------------------------
                (i)     Fractional Shares...................................... 6
                        -----------------
                (j)     Dissenters' Rights..................................... 7
                        ------------------
                (k)     Certificate Legends.................................... 7
                        -------------------
                (l)     Procedure for Payment.................................. 8
                        ---------------------
                (m)     Distributions on Merger Shares......................... 9
                        ------------------------------
                (n)     Transfers of Ownership................................. 9
                        ----------------------
                (o)     Dissenting Shares...................................... 9
                        -----------------
                (p)     Escrow................................................. 9
                        ------
                (q)     No Further Ownership Rights in Target Shares...........10
                        --------------------------------------------
                (r)     Tax Consequences.......................................10
                        ----------------
                (s)     Taking of Necessary Action; Further Action.............10
                        ------------------------------------------
                Conversion of Outstanding Target Options.......................10
                ----------------------------------------

Article 3. Representations and Warranties of Target............................11
        3.1     Organization and Standing......................................11
                -------------------------
        3.2     Subsidiaries...................................................11
                ------------
        3.3     Corporate Power and Authority..................................12
                -----------------------------
        3.4     Capitalization of Target.......................................12
                ------------------------
        3.5     Conflicts; Consents and Approvals..............................13
                ---------------------------------
        3.6     Absence of Certain Changes.....................................13
                --------------------------
        3.7     Financial Statements...........................................15
                --------------------
        3.8     Taxes..........................................................16
                -----
        3.9     Compliance with Law............................................17
                -------------------
        3.10    Intellectual Property..........................................17
                ---------------------
        3.11    Title to and Condition of Properties...........................20
                ------------------------------------
        3.12    Litigation.....................................................20
                ----------
        3.13    Brokerage and Finder's Fees; Expenses..........................21
                -------------------------------------
        3.14    Employee Benefit Plans.........................................21
                ----------------------

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        3.15    Contracts................................................................21
                ---------
        3.16    Accounts Receivable......................................................22
                -------------------
        3.17    Labor Matters............................................................22
                -------------
        3.18    Undisclosed Liabilities..................................................23
                -----------------------
        3.19    Operation of Target's Business; Relationships............................23
                ---------------------------------------------
        3.20    Insurance................................................................23
                ---------
        3.21    Lease Arrangements.......................................................24
                ------------------
        3.22    Books of Account; Records................................................24
                -------------------------
        3.23    Officers, Employees and Consultants and Compensation.....................24
                ----------------------------------------------------
        3.24    Product Warranty.........................................................25
                ----------------
        3.25    Product Liability........................................................25
                -----------------
        3.26    Questionable Payments....................................................25
                ---------------------
        3.27    Disclosure...............................................................25
                ----------

Article 4. Representations and Warranties of Buyer.......................................26
        4.1     Organization, Standing and Power.........................................26
                --------------------------------
        4.2     Capital Structure........................................................26
                -----------------
        4.3     Authority................................................................27
                ---------
        4.4     SEC Documents; Financial Statements......................................27
                -----------------------------------
        4.5     Absence of Certain Changes...............................................28
                --------------------------
        4.6     Absence of Undisclosed Liabilities.......................................29
                ----------------------------------
        4.7     Litigation...............................................................29
                ----------
        4.8     Governmental Authorization...............................................29
                --------------------------
        4.9     Broker's and Finders' Fees...............................................29
                --------------------------
        4.10    Interim Operations of Merger Sub.........................................29
                --------------------------------
        4.11    Post-Merger Operations of Merger Sub.....................................29
                ------------------------------------
        4.12    Disclosure...............................................................30
                ----------

Article 5. Covenants.....................................................................30
        5.1     Preparation of Solicitation Statement....................................30
                -------------------------------------
        5.2     Approval of Stockholders.................................................31
                ------------------------
        5.3     Sale of Shares Pursuant to Section 4(2) of the Securities Act............31
                -------------------------------------------------------------
        5.4     Access to Information....................................................32
                ---------------------
        5.5     Confidentiality..........................................................32
                ---------------
        5.6     Public Disclosure........................................................32
                -----------------
        5.7     Legal Requirements.......................................................33
                ------------------
        5.8     Blue Sky Laws............................................................33
                -------------
        5.9     Escrow Agreement.........................................................33
                ----------------
        5.10    Registration of Shares Issued in the Merger..............................33
                -------------------------------------------
                (a)     Definitions......................................................33
                        -----------
                (b)     Company Registration.............................................33
                        --------------------
                (c)     Underwriting.....................................................34
                        ------------
                (d)     Right to Terminate Registration..................................35
                        -------------------------------
                (e)     Copies of Registration Statement and Prospectus..................35
                        -----------------------------------------------
                (f)     Effectiveness Period.............................................35
                        --------------------

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

                (g)     Rule 144 Reporting......................................................35
                        ------------------
                (h)     Limitations.............................................................36
                        -----------
                (i)     Expenses................................................................36
                        --------
                (j)     Indemnification by Buyer................................................36
                        ------------------------
                (k)     Indemnification by Holders..............................................36
                        --------------------------
                (l)     Indemnification Procedures..............................................37
                        --------------------------
                (m)     Contribution............................................................38
                        ------------
                (n)     "Market Stand-Off" Agreement............................................38
                        ----------------------------
                (o)     Termination of Buyer's Obligations......................................38
                        ----------------------------------
                (p)     Other Piggyback Rights..................................................39
                        ----------------------
        5.11    Reasonable Commercial Efforts and Further Assurances............................39
                ----------------------------------------------------
        5.12    Hart-Scott-Rodino Act...........................................................39
                ---------------------
        5.13    Listing of Buyer Shares.........................................................39
                -----------------------
        5.14    Notice of Developments..........................................................39
                ----------------------
        5.15    Exclusivity.....................................................................39
                -----------
        5.16    Tax Treatment...................................................................40
                -------------

Article 6.  Termination; Default; Amendment and Waiver..........................................40
        6.1     Termination.....................................................................40
                -----------
        6.2     Default; Remedies...............................................................40
                -----------------
                (a)     Default by Buyer or Merger Sub..........................................40
                        ------------------------------
                (b)     Default by Target.......................................................41
                        -----------------
        6.3     Amendment.......................................................................41
                ---------
        6.4     Extension; Waiver...............................................................41
                -----------------

Article 7. Escrow and Indemnification...........................................................41
        7.1     Escrow Fund.....................................................................41
                -----------
        7.2     Indemnification.................................................................42
                ---------------
                (a)     Survival of Warranties..................................................42
                        ----------------------
        7.3     Escrow Period; Release from Escrow..............................................43
                ----------------------------------
        7.4     Claims upon Escrow Fund.........................................................44
                -----------------------
        7.5     Objections to Claims............................................................44
                --------------------
        7.6     Resolution of Conflicts and Arbitration.........................................44
                ---------------------------------------
        7.7     Stockholders' Agent.............................................................45
                -------------------
        7.8     Actions of the Stockholders' Agent..............................................46
                ----------------------------------
        7.9     Third-Party Claims..............................................................46
                ------------------
        7.10    Limitation......................................................................46
                ----------

Article 8. Conditions to Obligation to Close....................................................47
        8.1     Mutual Conditions...............................................................47
                -----------------
                (a)     Stockholder Approval....................................................47
                        --------------------
                (b)     No Injunctions or Restraints; Illegality................................47
                        ----------------------------------------
                (c)     Tax Opinions............................................................47
                        ------------
        8.2     Conditions to Obligation of Buyer...............................................47
                ---------------------------------
        8.3     Conditions to Obligation of Target..............................................49
                ----------------------------------

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
Article 9.
        Miscellaneous.................................................................49
        9.1     Survival..............................................................49
                --------
        9.2     Press Releases and Public Announcements...............................49
                ---------------------------------------
        9.3     No Third-Party Beneficiaries..........................................50
                ----------------------------
        9.4     Entire Agreement......................................................50
                ----------------
        9.5     Succession and Assignment.............................................50
                -------------------------
        9.6     Counterparts..........................................................50
                ------------
        9.7     Headings..............................................................50
                --------
        9.8     Notices...............................................................50
                -------
        9.9     Governing Law.........................................................51
                --------------
        9.10    Amendments and Waivers................................................51
                ----------------------
        9.11    Severability..........................................................52
                ------------
        9.12    Expenses..............................................................52
                --------
        9.13    Construction..........................................................52
                ------------
        9.14    Incorporation of Exhibits and Schedules...............................52
                ---------------------------------------

                                 EXHIBIT INDEX

Exhibit A-Certificate of Merger

Exhibit B-Form of Letter of Transmittal

Exhibit C-Escrow Agreement

Exhibit D-Form of Opinion of Counsel to Target

Exhibit E-Form of Opinion of Counsel to Buyer

Target Disclosure Schedule-Exceptions to Representations and Warranties

Buyer Disclosure Schedule-Exceptions to Representations and Warranties

Schedule 3.4-Exceptions Regarding Target Capitalization

                         AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger ("Agreement") entered into as of July 31, 1998, by and among FONIX CORPORATION, a Delaware corporation ("Buyer"), ASI ACQUISITION CORPORATION, a Utah corporation and wholly owned subsidiary of Buyer ("Merger Sub"), and ARTICULATE SYSTEMS, INC., a Delaware corporation ("Target"). The Buyer, Merger Sub and Target are referred to collectively herein as the Parties.

                                   RECITALS

     A. The Boards of Directors of Target, Buyer and Merger Sub believe it is in the best interests of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Target with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Target common stock ("Target Common Stock") and Target preferred stock ("Target Preferred Stock") shall be converted into the right to receive the Merger Consideration (as defined in and subject to adjustment as specified in Section
2) upon the terms and subject to the conditions set forth herein. Furthermore, pursuant to the Merger Agreement, the outstanding but unexercisable stock options issued by Target shall be exchanged for comparable options issued by Buyer.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(2)(D) of the Code.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                  ARTICLE 1.
                                  DEFINITIONS

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "BUYER" has the meaning set forth in the preface above.

     "BUYER DISCLOSURE SCHEDULE" has the meaning set forth in Article 4.

     "BUYER EXCHANGE OPTION" has the meaning set forth in Section 2.4(t) below.

     "BUYER SHARE" means any share of the common stock, $.0001 par value per share, of Buyer.
     "CASH PAYMENT" has the meaning set forth in Section 2.4(e).

     "CERTIFICATE OF MERGER" has the meaning set forth in Section 2.3 below.

     "CLOSING" has the meaning set forth in Section 2.2 below.

     "CLOSING DATE" has the meaning set forth in Section 2.2 below.

     "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 3.10(g) below.

     "CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM" means the confidential private placement memorandum that shall be prepared by Buyer and distributed to Target Stockholders with the Definitive Proxy Materials as part of the Joint Disclosure Statement.

     "DEFINITIVE PROXY MATERIALS" means the definitive proxy materials relating to the Special Target Meeting.

     "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended.

     "DISSENTING SHARE" means any Target Share which any stockholder who or which has exercised his or its appraisal rights under the Delaware General Corporation Law holds of record.

     "EFFECTIVE TIME" has the meaning set forth in Section 2.1 below.

     "EXCHANGE AGENT" has the meaning set forth in Section 2.4(l)(1) below.

     "EXCHANGE RATIO" has the meaning set forth in Section 2.4(e).

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "IRS" means the Internal Revenue Service.

     "JOINT DISCLOSURE DOCUMENT" means the disclosure document combining the Confidential Private Placement Memorandum and the Definitive Proxy Materials.

     "KNOWLEDGE" means actual knowledge after reasonable investigation.

     "MATERIAL" means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities.

     "MATERIAL ADVERSE EFFECT" means any event, change or effect that is materially adverse to the financial condition, properties; assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

     "MERGER" has the meaning set forth in the recitals above.

     "MERGER CONSIDERATION" has the meaning set forth in Section 2.4(l)(i).

     "MERGER SUB COMMON STOCK" has the meaning set forth in Section 2.4(g).

     "MERGER SHARES" shall have the meaning set forth in Section 2.4(e).

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY OR PARTIES" has the meaning set forth in the preface above.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "REQUISITE TARGET STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of Target Shares in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SOPHISTICATED STOCKHOLDERS" has the meaning set forth in Section 2.4(f).

     "SPECIAL MEETING" means the special meeting of the Target Stockholders duly noticed and conducted in accordance with the Delaware General Corporation Law and the Target Certificate and Bylaws, at which the Target Stockholders will be asked to approve, among other things, the Merger.

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2.1 below.

     "TARGET" has the meaning set forth in the preface above.

     "TARGET CERTIFICATE" means any certificate representing Target Shares.

     "TARGET DISCLOSURE SCHEDULE" has the meaning set forth in Article 3 below.

     "TARGET OPTION" shall have the meaning set forth in Section 2.4(t) below.

     "TARGET SHARE" means any share of the common stock, $.01 par value per share, of Target and any share of preferred stock, par value $.10 per share of Target

     "TARGET STOCKHOLDER" means any Person who or which holds any Target Shares.

     "UNQUALIFIED STOCKHOLDER" has the meaning set forth in Section 2.4(f).

     "UTAH BUSINESS CORPORATION LAW" means the Utah Revised Business Corporation Act as set forth in Utah Code Annotated, Section 16-10a-1 et seq., as amended.

                                  ARTICLE 2.
                               BASIC TRANSACTION

     2.1   The Merger.  On and subject to the terms and conditions of this
           ----------
Agreement, Target will merge with and into Merger Sub (the "Merger") at the Effective Time. Merger Sub shall be the corporation surviving the Merger (the "Surviving Corporation").

     2.2   The Closing.  The closing of the transactions contemplated by this
           -----------
Agreement (the "Closing") shall take place at the offices of Target, 600 West Cummings Park, Suite 4500, Woburn, Massachusetts, 01801, commencing immediately following the Special Meeting, or such other time and date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than September 30, 1998.

     2.3   Actions at the Closing.  At the Closing, (i) Target will deliver to
           ----------------------
Buyer the various certificates, instruments, and documents required to be delivered hereunder, (ii) Buyer will deliver to Target the various certificates, instruments, and documents required to be delivered hereunder, (iii)

Merger Sub and Target will file with the Secretary of State of the State of Delaware and the Utah Department of Commerce, Division of Corporations and Commercial Code, a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), and (iv) Buyer will deliver to the Exchange Agent in the manner provided below in this Section 2 the certificates evidencing Buyer Shares issued in the Merger.

     2.4  Effect of Merger.
          ----------------

          (a) General. The Merger shall become effective at the time (the
              -------
"Effective Time") Merger Sub and Target file the Certificate of Merger with the Secretary of State of the State of Delaware and the Utah Department of Commerce, Division of Corporations and Commercial Code. The Merger shall have the effect set forth in the Delaware General Corporation Law and the Utah Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Merger Sub or Target in order to carry out and effectuate the transactions contemplated by this Agreement.

          (b) Articles of Incorporation.  The Articles of Incorporation of
              -------------------------
Merger Sub in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

          (c) Bylaws.  The Bylaws of Merger Sub in effect at and as of the
              ------
Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

          (d) Directors and Officers.  The directors and officers of Merger Sub
              ----------------------
in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

          (e) Conversion of Target Shares.  At and as of the Effective Time, and
              ---------------------------
without any further action by any of the Target Stockholders, subject to Section 2.4(f), each outstanding Target Share shall be converted into the right to receive: (i) that number of validly issued, fully paid and nonassessable unregistered Buyer Shares ("Merger Shares"), which equals the amount obtained by dividing (A) the quotient of (a) $11,800,000 divided by (b) the Closing Price, by (B) 2,916,093 (the "Exchange Ratio"); and (ii) cash in the amount of $13,200,000 divided by 2,916,093 (the "Cash Payment"). "Closing Price" shall mean the average of (1) $5.0250; (2) $3.4219, and (3) the average closing "bid" price of a Buyer Share as reported on the Nasdaq SmallCap Market for the ten
(10) trading days immediately prior to the fifth (5/th/) business day immediately prior to the Closing Date. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth in this Section 2.4 after the Effective Time.

          (f) Regulation D Restrictions.  Notwithstanding Section 2.4(e), Buyer
              -------------------------
shall not offer, sell, issue or deliver Merger Shares or Buyer Exchange Options to any Target Stockholder or any holder of Target Options who Buyer does not reasonably believe to be an "accredited investor" as that term is defined in Regulation D ("Reg. D") promulgated under the Securities Act, or who

Buyer does not reasonably believe has, either alone or with his or its purchaser representative, such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of exchanging his or its Target Shares or Target Options, as the case may be, for Merger Shares or Buyer Exchange Options (each an "Unqualified Stockholder"). Additionally, Buyer shall not offer, sell, issue or deliver Merger Shares or Buyer Exchange Shares to more than 35 Target Stockholders or holders of Target Options who are not accredited investors but who Buyer reasonably believes have, either alone or with their purchaser representatives, such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of exchanging their Target Shares for Merger Shares or their Target Options for Buyer Exchange Options ("Sophisticated Stockholders"). If at Closing Buyer determines there are any Unqualified Stockholders or more than 35 Sophisticated Stockholders, Buyer shall, in addition to making the payments to accredited investors pursuant to Section 2.4(e):

          (i) rank all Sophisticated Stockholders according to the extent of their respective percentage ownership of Target Shares on a fully diluted basis, and in accordance with Sections 2.4(e), 2.4(l) and 2.4(t), issue and deliver Merger Shares, Cash Payments or Buyer Exchange Options to only the 35 Sophisticated Stockholders who own the largest percentages of the total number of outstanding Target Shares on a fully diluted basis at Closing; and

          (ii) deliver, in accordance with Section 2.4(l), to each Sophisticated Stockholder who is entitled to but does not receive payment under Section 2.4(f)(i) and to all Unqualified Stockholders the following consideration: (1) the Cash Payment, and (2) additional cash consideration in an amount that shall be determined by multiplying (a) the number of Merger Shares such Target Stockholders otherwise would be eligible to receive by (b) the Closing Price, provided that if any such Sophisticated Stockholder or Unqualified Stockholder shall own Target Options, the cash consideration payable hereunder shall be limited to the present cash value of such Target Options, as shall be determined in good faith by Buyer according to a generally accepted valuation formula.

          (g) Capital Stock of Merger Sub.  At the Effective Time, each share of
              ---------------------------
common stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (h) Adjustments to Exchange Ratio.  The Exchange Ratio shall be
              -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Shares or Target Shares), reorganization, recapitalization or other like change with respect to Buyer Shares or Target Shares occurring after the date hereof and prior to the Effective Time.

          (i) Fractional Shares.  No fraction of a Merger Share will be issued,
              -----------------
but in lieu thereof, and to the extent not waived in writing, each holder of Target Shares who otherwise would be entitled to a fraction of a Merger Share (after aggregating all fractional Merger Shares to be received by such person) shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the Closing Price. The fractional share interests of each Target Stockholder shall be aggregated, so that no Target Stockholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full Merger Share.

          (j) Dissenters' Rights.  Dissenting Target Shares ("Dissenting
              ------------------
Shares"), if any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Delaware General Corporation Law. Target shall give Buyer prompt notice of any demand received by Target to require Target to purchase shares of outstanding Target Shares, and Buyer shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Target agrees that, except with the prior written consent of Buyer, or as required under the Delaware General Corporation Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of the Delaware General Corporation Law, becomes entitled to payment of the fair value for Dissenting Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Buyer shall issue and deliver, upon surrender by such Dissenting Stockholder of a certificate or certificates representing shares of Target Shares, the Merger Consideration to which such Target Stockholder would otherwise be entitled under this Section 2.4 and the Certificate of Merger less the Merger Consideration allocable to such Target Stockholder that has been deposited in the Escrow Fund (as defined below) in respect of such Target Shares pursuant to Article 7.

          (k) Certificate Legends.  When issued as contemplated by this
              -------------------
Agreement, the Merger Shares shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited circumstances. Each certificate evidencing Merger Shares shall bear a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO BUYER THAT SUCH REGISTRATION IS NOT REQUIRED."

and any additional legends required by state securities laws. Buyer will cause any such legend to be removed from the certificate or certificates representing the Merger Shares upon receipt from the holder thereof of an opinion of counsel to the effect that the Merger Shares represented by such certificate may be resold pursuant to Commission Rule 144(k).

      (l) Procedure for Payment.
          ---------------------

          (i) At Closing, Buyer will deliver to Durham, Evans, Jones & Pinegar, P.C. (the "Exchange Agent") (A) stock certificates (issued in the names of the Target Stockholders or their nominees) representing that number of whole Merger Shares issuable to the Target Stockholders equal to the product of (I) the Exchange Ratio times (II) the number of outstanding Target Shares held of record by each Target Stockholder, less the number of Merger Shares to be deposited in the Escrow Fund on such holder's behalf pursuant to Article 7 hereof, and subject to any adjustment in such number resulting from Section 2.4(f), and (B) checks representing presently available funds payable to the Target Stockholders in amounts equal to the sum of (1) cash (without interest) in the amount of the Cash Payment which such holder has the right to receive in accordance with Section 2.4(e) in respect of the Target Shares formerly evidenced by such tendered certificate, (2) any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(m), (3) cash (without interest) in respect of fractional shares as provided in Section 2.4(i), and (4) any additional cash payment payable to any Unqualified Stockholder or Sophisticated Stockholder pursuant to Section 2.4(f) (collectively such Merger Shares and cash consideration, "Merger Consideration").

          (ii) Buyer shall cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in the form attached hereto as Exhibit B, together with such other customary documents as may be required pursuant to such instructions, including without limitation, a Form W-9 or W-8 to each record holder of outstanding Target Shares for the holder to use in surrendering the certificates which represent his or its Target Shares in exchange for the Merger Consideration payable to such holder.

          (iii) Upon surrender to the Exchange Agent of a Target Certificate for cancellation, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Target Shares shall be entitled to receive in exchange therefor the Merger Consideration payable to such Holder. Upon delivery of such payment to the Target Stockholder, the Target Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Target Certificate that, prior to the Effective Time, represented Target Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, which shall be paid in full upon surrender of such Target Certificate or affidavit of lost certificate as described below, to evidence the ownership of the number of full Merger Shares and the cash consideration described in this Section 2.4(l)(iii).

          (iv) If any Target Certificates shall have been lost, stolen or destroyed, Buyer shall cause to be issued in exchange for such lost, stolen or destroyed Target Certificates, upon the making of an affidavit of that fact by the holder thereof in form acceptable to Buyer, such Merger Consideration as may be required pursuant to this Section 2.4; provided, however, that any such affidavit shall include a covenant by such Target Stockholder indemnifying Buyer for any claim that may be made against Buyer, the Surviving Corporation or the Exchange Agent with respect to the Target Certificates alleged to have been lost, stolen or destroyed.

          (v) Any portion of the Merger Consideration delivered to the Exchange Agent which remains undistributed to the Target Stockholders one hundred eighty (180)days after the Effective Time shall be delivered to Buyer, upon demand, and any Target Stockholders who have not previously complied with this Section 2.4 shall thereafter look only to Buyer for payment of their claim for the Merger Consideration.

          (vi) Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (vii) Buyer shall pay all charges and expenses of the Exchange
Agent.

          (m)   Distributions on Merger Shares.  Buyer will not pay any dividend
                ------------------------------
or make any distribution on Merger Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or its certificates which represented Target Shares. Buyer instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. In no event, however, will any holder of outstanding Target Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

          (n)   Transfers of Ownership.  At the Effective Time, the stock
                ----------------------
transfer books of Target shall be closed and there shall be no further registration of transfers of capital stock of Target thereafter on the records of Target. If any certificate for Merger Shares is to be issued in a name other than in which the Target Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Target Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer (or that an affidavit of lost, stolen or destroyed certificate as required in Section 2.4(l) shall be provided in lieu of such Target Certificate) and that the person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Merger Shares in any name other than that of the registered holder of the Target Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

          (o)   Dissenting Shares.  The provisions of this Section 2.4 shall
                -----------------
also apply to Dissenting Shares that lose their status as such, except that the obligations of Buyer under this Section 2.4 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 2.4(e).

          (p)   Escrow.  At Closing, and subject to and in accordance with the
                ------
provisions of Article 7, Buyer shall cause to be distributed to the Escrow Agent (as defined in Section 7.1 hereof) a certificate or certificates representing the Escrow Shares (which shall be registered in the name of the Escrow Agent). Such shares shall be beneficially owned, pro rata by the Target Stockholders who receive Merger Consideration, and such shares shall be held in escrow and shall be available to compensate Buyer for certain damages as provided in Article 7. To the extent not used for such purposes, such shares shall be released, all as provided in
Article 7.

          (q)   No Further Ownership Rights in Target Shares.  The Merger
                --------------------------------------------
Consideration delivered upon the surrender for exchange of Target Shares in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Target Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Target Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Target Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.4.

          (r)   Tax Consequences.  It is intended by the parties hereto that the
                ----------------
Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(2)(D) of the Code.

          (s)   Taking of Necessary Action; Further Action.  Each of Buyer,
                ------------------------------------------
Target and Merger Sub will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

          (t)   Conversion of Outstanding Target Options.  At the Effective
                ----------------------------------------
Time, Buyer shall assume each unexpired and unexercised option of Target, whether vested or unvested, that is in effect at the Effective Time (each, a "Target Option") and each such Target Option shall be automatically converted at the Effective Time into an option (a "Buyer Exchange Option") to purchase that number of shares of Buyer Shares equal to the number of Target Shares issuable immediately prior to the Effective Time upon exercise of the Target Option (without regard to actual restrictions on exercisability) multiplied by a fraction, the numerator of which is $25,000,000 and the denominator of which is the product of (x) 2,916,093 and (y) the Closing Price, with an exercise price equal to the exercise price that existed under the corresponding Target Option multiplied by a fraction, the numerator of which is the product of (x) 2,916,093 and (y) the Closing Price and the denominator of which is $25,000,000, and with other terms and conditions that are the same as the terms and conditions of such Target Option immediately before the Effective Time, including without limitation, term, exercisability, vesting schedule, to the extent reasonably and legally possible, in Buyer's discretion after consultation with its tax counsel, status as an "incentive stock option" under Section 422 of the Code and acceleration and termination provisions; provided that with respect to any Target Option that is an "incentive stock option" within the meaning of Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Code if possible. In connection with the issuance of Buyer Exchange Options, Buyer shall (i) reserve for issuance the number of Buyer Shares that will become subject to Buyer Exchange Options pursuant to this Section 2.4(t) and (ii) from and after the Effec-tive Time, upon exercise of Buyer Exchange Options, make available for issuance all Buyer Shares covered thereby, subject to the terms and conditions applicable thereto. Employment with Target shall be credited to holders of Buyer Exchange Options for purposes of determining the number of vested Buyer Shares subject to exercise under Buyer Exchange Options after the Effective Time. As soon as practicable after the Effective Time, but no later than thirty
(30) days thereafter, Buyer shall deliver to the holders of Buyer Exchange Options appropriate notices informing such holders that such options have been assumed by the Surviving Corporation and will constitute options to purchase Buyer Shares on substantially the same terms and conditions as their Target Options (subject to the adjustments required by this Section 2.4).


                                  ARTICLE 3.
                   REPRESENTATIONS AND WARRANTIES OF TARGET

     Target represents and warrants to Buyer and Merger Sub that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure schedule of Target accompanying this Agreement and initialed by the Parties (the "Target Disclosure Schedule"). The Target Disclosure Schedule will be arranged and numbered in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

     3.1  Organization and Standing.  Target is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Target is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on Target. Except as set forth in Section 3.1 to the Target Disclosure Schedule,
                                ---------------------------------------------
Target is not in default in the performance, observance or fulfillment or otherwise in violation of any provision of its Certificate of Incorporation, as amended and restated (the "Target Certificate"), or its Bylaws, as in effect on the date hereof (the "Target Bylaws"). Target has heretofore furnished to Buyer a complete and correct copy of the Target Certificate and the Target Bylaws.

     3.2  Subsidiaries.  Target does not own, directly or indirectly, any equity
          ------------
or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. Except as set forth in Section 3.2 to the Target
                                                   -------------------------
Disclosure Schedule, Target is not subject to any obligation or requirement to
-------------------
provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, joint venture or other entity or enterprise.

     3.3  Corporate Power and Authority.  Target has all requisite corporate
          -----------------------------
power and authority to enter into this Agreement and, subject to authorization and adoption of the Merger and the transactions contemplated hereby by Target Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject to authorization and adoption of the Merger and the transactions contemplated hereby by the Target Stockholders. The Board of Directors of Target has (i) unanimously approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the Target Stockholders and is on terms that are fair to the Target Stockholders and (iii) recommended that the Target Stockholders approve this Agreement and the Merger. This Agreement has been duly executed and delivered by Target and constitutes the legal, valid and binding obligation of Target, enforceable against Target in accordance with its terms.

     3.4  Capitalization of Target.  As of the date hereof, Target's authorized
          ------------------------
capital stock which is common stock consists of 4,000,000 shares of common stock, $.01 par value per share ("Target Shares"), of which (i) 216,655 shares are issued and outstanding, (ii) no shares are held in treasury, (iii) 29,872 shares are reserved for issuance upon the conversion of outstanding warrants, and (iv) 338,775 shares are reserved for issuance upon the exercise or conversion of outstanding options granted or issued by Target (which have an average weighted exercise price of $0.42). Immediately prior to the Effective Time, Target's authorized capital stock shall also include 3,330,791 shares of Preferred Stock, $.10 par value per share ("Target Preferred Stock"), (i) 1,000,000 of which shall be designated Series A Convertible Preferred Stock ("Target Series A Preferred Stock"), all of which shall be issued and outstanding, (ii) 1,044,444 of which shall be designated Series B Convertible Preferred Stock ("Target Series B Preferred Stock"), 944,444 shares of which shall be issued and outstanding, (iii) 216,845 of which shall be designated Series C Convertible Preferred Stock ("Target Series C Preferred Stock"), all of which shall be issued and outstanding, (iv) 69,502 of which shall be designated Series D Convertible Preferred Stock ("Target Series D Preferred Stock"), all of which shall be issued and outstanding, and (v) 1,000,000 of which may be designated by the Board of Directors of the Corporation (the "Target Undesignated Preferred Stock"), which shall not be issued and outstanding. Furthermore, immediately prior to the Effective Time (i) 1,000,000 shares of Target Shares shall be reserved for issuance upon the conversion of the Target Series A Preferred Stock, (ii) 1,044,444 Target Shares shall be reserved for issuance upon the conversion of the Target Series B Preferred Stock, (iii) 216,845 Target Shares shall be reserved for issuance upon the conversion of the Target Series C Preferred Stock and (iv) 69,502 Target Shares shall be reserved for issuance upon the conversion of the Target Series D Preferred Stock. Except as set forth in Section 3.4 of the Target Disclosure Schedule, each outstanding
                ---------------------------------------------
share of Target capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any pre emptive or similar rights. Section 3.4 of the Target Disclosure Schedule sets forth for
                 ---------------------------------------------
each class and series of capital stock of Target outstanding, the following as of the Effective Time: (a) the number of shares of such class and series outstanding, (b) the liquidation preference for such class and series, including accumulated and unpaid dividends, and (c) the applicable Conversion Price (as defined in the Target Certificate) for such class or series. Other than as set forth in the first sentence hereof or in Section 3.4 to the Target Disclosure
                                         ------------------------------------
Schedule, there are no outstanding subscriptions, options, warrants, puts,
--------
calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of Target, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Target, and Target has no obligation of any kind to issue any additional securities or to pay for securities of Target or any predecessor. Except as set forth in Section 3.4 to the Target Disclosure Schedule, Target has not agreed to
         ---------------------------------------------
register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity. Except as set forth in Section 3.4 of the Target Disclosure Schedule, there are no other contracts,
   ---------------------------------------------
commitments or agreements relating to voting, purchase or sale of capital stock of Target (i) between or among Target and the holders of Target's capital stock, and (ii) to Target's Knowledge, between or among the holders of Target's capital stock.

     3.5  Conflicts; Consents and Approvals.  Neither the execution and delivery
          ---------------------------------
of this Agreement by Target nor the consummation of the transactions contemplated hereby will:

          (a) conflict with, or result in a breach of any provision of, the Target Certificate or the Target Bylaws;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Target under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Target is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Target; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Target or any of its affiliates with, any third party or any governmental entity, other than (i) authorization of the Merger and the transactions contemplated hereby by Target Stockholders, (ii) any action of Target required by the Hart-Scott-Rodino Act, (iii) actions required by Target under federal and state securities laws as are contemplated by this Agreement and (iv) consents or approvals of any governmental entity set forth in Section
                                                                       -------
3.5 to the Target Disclosure Schedule; except in the case of clause (ii) , (iii)
-------------------------------------
and (iv) for any of the foregoing that are set forth in Section 3.5 of the
                                                        ------------------
Target Disclosure Schedule or that would not individually or in the aggregate
--------------------------
have a Material Adverse Effect on Target or upon the ability of the parties to consummate the transactions contemplated hereby.

     3.6  Absence of Certain Changes.
          --------------------------

     Except as set forth in  Section 3.6 to the Target Disclosure Schedule,
                             ---------------------------------------------
since December 31, 1997, there has not been:

          (a) Any change in the business, operations, assets, properties, customer base, prospects, rights or condition (financial or otherwise) of Target or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in a Material Adverse Effect on Target;

          (b) Any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any stockholder of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its capital stock or any options, warrants, rights or agreements to purchase or acquire such stock;

          (c) Any increase in amounts payable by Target to or for the benefit of, or committed to be paid by Target to or for the benefit of, any stockholder, director, officer or other consultant, agent or employee of Target whose total annual compensation exceeds $75,000 or any relatives of such person, or any increase in any benefits granted under any bonus, stock option, profit-sharing, pension, retirement, severance, deferred compensation, group health, insurance, or other direct or indirect benefit plan, payment or arrangement made to, with or for the benefit of any such person (except in the Ordinary Course of Business, consistent with past practice);

          (d) Any borrowing or agreement to borrow funds by Target or any incurring by Target of any other obligation or liability (contingent or otherwise), except liabilities incurred in the Ordinary Course of Business (consistent with past practices), or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other person by Target;

          (e) Any material change in Target's method of doing business or any material change in its accounting principles or practices or its method of application of such principles or practices;

          (f) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of Target other than in Ordinary Course of Business, consistent with past practice;

          (g) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of Target, other than sales in the usual and Ordinary Course of Business for fair equivalent value to persons other than directors, officers, stockholders, or other affiliates of Target;

          (h) Any purchase of or any agreement to purchase assets (other than purchases in the Ordinary Course of Business consistent with past practices) for an amount in excess of $20,000 for any one purchase or $50,000 for all such purchases made by Target or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by Target exceeding an aggregate of $50,000;

          (i) Any loan or advance made by Target to any person other than loans made to Target's customers in the Ordinary Course of Business consistent with past practices not exceeding $20,000, in the aggregate, to any customer;

          (j) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any material contract, agreement, license or other instrument to which Target is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and Ordinary Course of Business;

          (k) Any labor dispute or disturbance having a Material Adverse Effect on Target, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down;

          (l)   Except as set forth in Section 3.10 of the Target Disclosure
                                       -------------------------------------
Schedule, any grant by Target of any license or sublicense of any rights under
--------
or with respect to any Intellectual Property, or any other transfer or grant of a right under, in or to Intellectual Property other than transfers or grants in the Ordinary Course of Business;

          (m) Any issuance, sale or other disposal by Target of any of its capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (n) Any material damage, destruction, or loss (not covered by insurance) to Target's property; or

          (o) Any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Target which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and

          (p) Target has not committed and has not negotiated to do any of the foregoing.

     3.7  Financial Statements.
          --------------------

          (a) Target has furnished to Buyer the audited balance sheets of Target as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the fiscal years then ended, including, in each case, the related notes (collectively, the "Target Audited Statements"), which are accompanied by the unqualified audit reports of Arthur Andersen LLP. The Target Audited Statements have been prepared from and are in accordance with the books and records of Target, and have been prepared in conformity with GAAP applied on a consistent basis, and fairly present the financial condition of Target as of the date stated and the results of operations of Target for the period then ended in accordance with such practices.

          (b) Target has furnished to Buyer the unaudited balance sheet of Target as of May 31, 1998 and the related statements of income and cash flows for the period beginning January 1, 1998 and then ended (the "Target Interim Statements"). The Target Interim Statements have been prepared from and in accordance with the books and records of Target and in accordance with GAAP applied on a basis consistent with that used in the Target Audited Statements, and fairly present the financial condition of Target as of such dates and the results of operations of Target for such periods in accordance with such practices.

     3.8  Taxes.
          -----

          (a) Other than as reserved for on the balance sheets of Target, Target has paid or caused to be paid all Taxes required to be paid by it through the date hereof and prior to the Closing Date shall have paid or caused to be paid all Taxes required to be paid by it through the Closing Date. Target has filed or caused to be filed all Tax Returns required to be filed by it through the date hereof and prior to the Closing Date shall have filed or caused to be filed all Tax Returns required to be filed by it through the Closing Date. All such Tax Returns that have been filed are true complete and correct. Neither the IRS nor any other governmental entity is now auditing or asserting or, to the knowledge of Target, threatening to assert against Target, any deficiency or claim for additional Taxes. Target currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any authority in a jurisdiction where Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. To Target's Knowledge, there are no Security Interests on any of the assets of any of Target that arose in connection with any failure (or alleged failure) to pay any Tax. Target has no Knowledge that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (b) Target has delivered to Buyer copies of material portions of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Target since January 1, 1994.

          (c) Target is not obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Target is not now nor ever has been a party to or bound by any tax sharing agreement or any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Target which
(i) requires Target to make any tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Target, (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Target, from any other person, or (iv) otherwise requires Target to indemnify any other person in respect of Taxes.

          (d) Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (e) "Tax Returns" means returns, information returns, reports, forms and other documents (including, any related or supporting information) required to be filed with any governmental authority of the United States or any other jurisdiction responsible for the imposition, administration or collection of Taxes.

          (f) "Taxes" means (i) all Taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, estimated, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property Taxes, together with any interest or penalties, additions to Taxes or additional amounts, imposed with respect thereto, (ii) any liability for payments of amounts of Taxes described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person, successor or a member of any affiliated, consolidated or combined group and
(iii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

     3.9  Compliance with Law.  To Target's Knowledge, except as set forth in
          -------------------
Section 3.9 to the Target Disclosure Schedule, Target is in compliance  in all
---------------------------------------------
material respects with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judg ments, decisions or orders entered by any governmental authority (collectively, "Applicable Laws") relating to Target or its business or properties. Target has heretofore made available to Buyer copies of all material correspondence in Target's possession from and to the Occupational Safety and Health Administration and any other governmental authority and inspectors.

     3.10 Intellectual Property.
          ---------------------

          (a) Target owns and has good and marketable title to, or is licensed or otherwise possesses legally enforceable rights to use (free and clear of any lien, encumbrance or security interest), all patents, patent applications, trademarks, trade names, service marks, copyrights (whether registered or unregistered), and any applications therefor, maskworks, maskwork applications, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object or binary code form), client lists and tangible or intangible proprietary information or material ("Intellectual Property") that are used or currently proposed to be used in the business of Target as currently conducted or as proposed to be conducted by Target, except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a Material Adverse Effect on Target. Except as set forth on Section
                                                                     -------
3.10 of the Target Disclosure Schedule, Target is the exclusive owner of all
--------------------------------------
Intellectual Property.  Except as set forth on Section 3.10 of the Target
                                               --------------------------
Disclosure Schedule, each item of Intellectual Property owned or used by Target
-------------------
immediately prior to the Closing hereunder will be owned or available for use by Buyer or Merger Sub on identical terms and conditions immediately subsequent to the Closing hereunder.

          (b)   Section 3.10 the Target Disclosure Schedule lists (i) all
                -------------------------------------------
patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property (other than end-user licenses to use Target's software granted in the Ordinary Course of Business), and (iii) all licenses, sublicenses and other agreements as to which

Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks, copyrights, know-how or other Intellectual Property, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product or are used in the manufacture of any Target product (other than end-user licenses of "off-the-shelf" software).

          (c) To Target's Knowledge, there has not been and there is not now any unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target, any trade secret material to Target, or any Intellectual Property right of any third party to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Except as set forth on Section 3.10 of the Target Disclosure Schedule,
                               ----------------------------------------------
Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in sales agreements and licensing agreements arising in the Ordinary Course of Business. Except as set forth on
Section 3.10 of the Target Disclosure Schedule, there are no royalties, fees or
----------------------------------------------
other payments payable by Target to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

          (d) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Target.

          (e) All patents, registered trademarks, registered service marks and copyrights held by Target are valid and subsisting. Except to the extent disclosed in Section 3.10 of the Target Disclosure Schedule, and to the best
             ----------------------------------------------
Knowledge of Target, Target is not, in any material respect, infringing, misappropriating or making unlawful use of, and, except to the extent disclosed in Section 3.10 to the Target Disclosure Statement, has not received any notice
   -----------------------------------------------
of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. Except to the extent disclosed in Section 3.10 to the Target Disclosure Schedule,
                           ----------------------------------------------
Target (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and
(ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

          (f) All current and former officers, employees and consultants of Target have executed and delivered to Target an agreement (containing no exceptions or exclusions from the scope of its coverage to the extent of the Intellectual Property specifically referred to in this Section 3.10) regarding the protection of proprietary information and the assignment to Target of any Intellectual Property arising from services performed for Target by such persons, the form or forms of which have been supplied to Buyer and all current and former consultants and independent contractors to Target involved in the development, modification, marketing and servicing of Target's technology and/or software have executed and delivered to Target an agreement (containing no exceptions or exclusions from the scope of its coverage to the extent of the Intellectual Property specifically referred to in this Section 3.10) in the form of which has been delivered to Buyer. To Target's Knowledge, no employee or independent contractor of Target is in violation in any material respect of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Target.

          (g) Target has taken all commercially reasonable and customary measures and precautions to protect and maintain the confidentiality of all Intellectual Property (except such Intellectual Property the value of which would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all proprietary assets. All use or disclosure of Intellectual Property not otherwise protected by patents, patent applications or copyright or trademark law ("Confidential Information") owned by Target by or to a third party (excluding parties in a confidential relationship with Target) has been pursuant to the terms of a written agreement between Target and such third party. To Target's knowledge, all use or disclosure to Target of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

          (h) A complete list of Target's proprietary software ("Target Software"), together with a brief description, is set forth in Section 3.10 of
                                                               ---------------
the Target Disclosure Schedule. The Target Software conforms in all material
------------------------------
respects with any specification, documentation, performance standard, representation or statement provided with respect thereto by or on behalf of Target.

          (i)   Except as set forth in Section 3.10 of the Target Disclosure
                                       -------------------------------------
Schedule, no Intellectual Property is subject to any outstanding order,
---------
judgment, decree, stipulation or agreement to which Target is a party or which is otherwise known to Target restricting in any manner the licensing thereof by Target. Except to the extent disclosed on Section 3.10 of the Target Disclosure
                                           -------------------------------------
Schedule, Target has not entered into any agreement to indemnify any other
--------
person against any charge of infringement of any Intellectual Property. Except as set forth in Section 3.10 of the Target Disclosure Schedule, Target has not
                -----------------------------------------------
entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property. Target has the exclusive right to file, prosecute and maintain all applications and registrations with respect to Intellectual Property owned by it.

          (j)   Except as set forth in Section 3.10 to the Target Disclosure
                                       -------------------------------------
Schedule, to the Knowledge of Target, Target has full title and ownership of, or
--------
has all necessary licenses, permissions and other consents to use all right, title and interest in and to all Intellectual Property or other consents necessary and sufficient to enable Target to (x) use the Intellectual Property for its intended purpose, (y) fulfill its obligations to Buyer hereunder, and
(z) carry on its business, without any infringement of any third party.

          (k) Target has received no written opinion or written advice of counsel, express or implied, which is or could reasonably be deemed to be, in conflict, contravention, or contradiction with any or all of the foregoing representations and warranties in this Section 3.10.

          (l) To Target's Knowledge, no software developed by Target or developed by third parties contained in software developed by Target, included in the Intellectual Property contains any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of any unauthorized person, or, to Target's knowledge, any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, disable, erase, or otherwise harm software, hardware, or data or to perform any other such actions.

     3.11 Title to and Condition of Properties.  Except as set forth in Section
          ------------------------------------                          -------
3.11 to the Target Disclosure Schedule, Target has good, valid and indefeasible
------- ------------------------------
title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located. Except as set forth in Section 3.11
                                                                  ------------
to the Target Disclosure Schedule, all such properties are owned free and clear
---------------------------------
of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever, including, without limitation, (a) rights or claims of parties in possession; (b) easements or claims of easements; (c) encroachments, overlaps, boundary line or water drainage disputes or any other matters; (d) any lien or right to a lien for services, labor or material furnished; (e) special tax or other assessments; (f) options to purchase, leases, tenancies, or land contracts; (g) contracts, covenants, or reservations which restrict the use of such properties and (h) violations of any Applicable Laws applicable to such properties, except where such mortgages, pledges, liens, security interests, encumbrances or restrictions could not reasonably be likely to have a Material Adverse Effect on Target. Target owns no real property.
Section 3.11 to the Target Disclosure Schedule contains a complete and accurate
----------------------------------------------
list of the location of all real property which is leased or operated by Target. Except as set forth in Section 3.11 to the Target Disclosure Schedule, all
                       ----------------------------------------------
machinery and equipment and tangible personal property owned, leased or used by Target and material to the operation of its business are reasonably suitable for the purpose or purposes for which they are being used and are in good condition and repair, ordinary wear and tear excepted.

     3.12 Litigation.  Except as set forth in Section 3.12 to the Target
          ----------                          --------------------------
Disclosure Schedule, there is no suit, claim, action, proceeding or
-------------------
investigation (an "Action") pending or, to the knowledge of Target, threatened against Target or any officer or director of Target which, individually or in the aggregate, if adversely determined, would have a Material Adverse Effect on Target. Target is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen, could have a Material Adverse Effect on Target or a Material Adverse Effect on the ability of Target to consummate the transactions contemplated hereby.

     3.13 Brokerage and Finder's Fees; Expenses.  Neither Target nor any
          -------------------------------------
stockholder, director, officer or employee thereof, has incurred or will incur on behalf of Target, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     3.14 Employee Benefit Plans.   Except as set forth in Section 3.14 to the
          ----------------------                           -------------------
Target Disclosure Schedule, and except for medical benefit plans with respect to
--------------------------
which the Company has made all required contributions and has complied with all applicable laws, the Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

   3.15   Contracts.
          ---------

          (a)   Section 3.15 to the Target Disclosure Schedule lists all written
                ----------------------------------------------
or oral contracts, agreements, guarantees, leases and executory commitments (each a "Contract") to which Target is a party and which fall within any of the following categories: (i) Contracts not entered into in the Ordinary Course of Business of Target, (ii) joint venture, partnership and similar agreements,
(iii) Contracts which are service contracts or equipment leases involving payments by Target of more than $20,000 annually, (iv) Contracts containing covenants purport ing to limit the freedom of Target to compete in any line of business in any geographic area or to hire any individual or group of individuals, (v) Contracts which after the Effective Time would have the effect of limiting the freedom of Buyer or its subsidiary (other than Target) to compete in any line of business in any geographic area or to hire any individual or group of individuals, including any Contracts with distributors granting any exclusive rights, (vi) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of Target or its affiliates, or any customer, licensee or lessee thereof, (vii) Contracts relating to any outstanding commitment for capital expenditures in excess of $20,000, (viii) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of $20,000 and not cancelable by Target (without premium or penalty) within one month, (ix) Contracts with any labor organization, (x) indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of $20,000, letters of credit or other agreements or instruments of Target or commitments for the borrowing or the lending of amounts in excess of $20,000 by Target or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of Target, (xi) Contracts which are fixed price, capitation or other risk sharing agreements with customers not cancelable by Target (without premium or penalty) within one month; (xii) Contracts involving annual revenues or expenditures to the business of Target in excess of 1.0% of Target's annual revenues, (xiii) Contracts providing for "earn-outs" or other contingent payments involving more than $10,000 over the term of the Contract; (xiv) any agreement concerning confidentiality; (xv) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees.

          (b) All such Contracts are valid and binding obligations of Target and, to the Knowledge of Target, the valid and binding obligation of each other party thereto, and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated. Neither Target nor, to the Knowledge of Target, any other party thereto is in violation of or in default in any material respect in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a material default under or permit the termination of, any Contract.

          (c)   Except as set forth in Section 3.15 of the Target Disclosure
                                       -------------------------------------
Schedule or as contemplated by the transactions contemplated hereby, there are
--------
no Contracts or other transactions between Target, on the one hand, and any (i) officer or director of Target, (ii) record or beneficial owner of five percent or more of the voting securities of Target or (iii) affiliate of any such officer, director or beneficial owner, on the other hand.

      3.16  Accounts Receivable.  All accounts and notes receivable (including
            -------------------
lease and finance notes receivable) and accrued interest receivable of Target have arisen in the Ordinary Course of Business and the accounts receivable reserves reflected on the balance sheet included in the Target Interim Statements are as of such date established in accordance with GAAP consistently applied.

      3.17  Labor Matters.  Except as set forth in Section 3.17 to the Target
            -------------                          --------------------------
Disclosure Schedule, Target does not have any labor contracts, collective
---------- --------
bargaining agreements or employment or consulting agreements with any persons employed by Target or any persons otherwise performing personal services primarily for Target (the "Target Business Personnel"). Target has not engaged in any unfair labor practice with respect to Target Business Personnel, and there is no unfair labor practice complaint pending or, to the Knowledge of Target, threatened, against Target with respect to Target Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Target, threatened against Target. Target is in compliance with all currently applicable laws and regulations respecting discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, except for such noncompliance as has not and would not reasonably be expected to have had a Material Adverse Effect on Target, and is not engaged in any unfair labor practice. There are no pending claims against Target under any workers' compensation plan or policy or for long term disability. Target has no material obligations under COBRA with respect to any former employees or beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Target, threatened, between Target and its employees or former employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target. There has been no claim against Target based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor, to Target's Knowledge, is there any basis for such claim. In addition, Target has provided all employees with all compensation, stock options, bonuses and incentives earned up through the date of this Agreement.

      3.18  Undisclosed Liabilities.  Except (i) as and to the extent disclosed
            -----------------------
or reserved against on the balance sheet of Target as of June 30, 1998, included in the Target Interim Statements, (ii) as incurred after the date thereof in the Ordinary Course of Business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 3.18 to the Target Disclosure
                                        -------------------------------------
Schedule or elsewhere in this Agreement, Target does not have any liabilities or
--------
obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or could be reasonably likely to have a Material Adverse Effect on Target.

      3.19  Operation of Target's Business; Relationships.
            ---------------------------------------------

            (a) Target believes that the relationships of Target with its customers, suppliers, distributors and value added resellers (including, without limitation, data suppliers, Intellectual Property licensors and product distributors) are satisfactory and that the execution of this Agreement, the Merger and the transactions contemplated hereby will not have a Material Adverse Effect on the relationships of Target with such customers or suppliers.

          (b) Target is in possession of all governmental franchises, grants, au thorizations, licenses, permits, easements, variances, exemptions, consents, certificates, ap provals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Target Permits") except where the failure to possess such Target Permits, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Target, and there is no action pending or, to the knowledge of Target, threatened regarding any of the Target Permits. To Target's Knowledge, Target is not in conflict with, or in default or violation of any of the Target Permits in any material respect, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Target.

          (c) As of the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12 month period preceding the date hereof and no supplier of Target, has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target or has at any time on or after December 31, 1997 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Targets Knowledge, no such supplier or customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be.

     3.20 Insurance.  Except as set forth in Section 3.20 to the Target
          ---------                          --------------------------
Disclosure Schedule, Target is presently insured, against such risks as
-------------------
companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

     3.21 Lease Arrangements.
          ------------------

          (a) Except as set forth in Section 3.21 to the Target Disclosure
                                     -------------------------------------
Schedule there are no lessees ("Master Lessees") who have been granted the right
--------
to use, purchase, lease or license goods or services from Target and to provide, resell, sublease or relicense the same to other authorized lessees or third parties. The identity of each Master Lessee and a description of all lessees and third parties to whom such Master Lessee is entitled to provide, resell, sublease or relicense goods and services of Target are set forth in Section 3.21
                                                                    ------------
to the Target Disclosure Schedule.  There are no agreements between Target and
---------------------------------
any Master Lessee other than those in writing that are set forth in Section 3.21
                                                                    ------------
to the Target Disclosure Schedule.
---------------------------------

          (b) Except as set forth in Section 3.10 to the Target Disclosure
                                     -------------------------------------
Schedule, there are no licensees who have been granted the right to use,
--------
purchase, lease or license the Intellectual Property from Target and to provide, resell, sublease or relicense the same to authorized sublicensees or other third parties. The identity of each licensee and a description of all sublicensees and third parties to whom such licensee is entitled to provide, resell, sublease or relicense goods and services of Target are set forth in Section 3.10 to the
                                                           -------------------
Target Disclosure Schedule.
--------------------------

          (c) Target believes that the relationships of Target with its lessees and licensees are satisfactory and that the execution of this Agreement, the consummation of the Merger, and the consummation of the transactions contemplated thereby would not be reasonably likely to have a Material Adverse Effect on the relationships of Target with such lessees and licensees.

          (d)   Target is not a party to any vendor financing arrangement which
(i) requires Target to use such financing for any particular transaction, or
(ii) cannot be terminated (without premium or penalty) upon less than one month's notice.

     3.22 Books of Account; Records.  Target's general ledgers, stock record
          -------------------------
books, minute books and other material records relating to the assets, properties, contracts and outstanding legal obligations of Target are, in all material respects, complete and correct and the matters contained therein are appropriate and accurately reflected in the Target Audited Statements and the Target Interim Statements.

     3.23 Officers, Employees and Consultants and Compensation.  Section 3.23 to
          ----------------------------------------------------   ---------------
the Target Disclosure Schedule sets forth the names of all directors and
------------------------------
officers of Target, the total salary, bonus, fringe benefits and perquisites each received from Target in the year ended December 31, 1997, and there have been no changes to the foregoing which have occurred subsequent to December 31, 1997, other than changes in the Ordinary Course of Business consistent with past practice. Except as disclosed in Section 3.23 to the Target Disclosure
                                   -------------------------------------
Schedule, there are no other forms of compensation paid to any such director or
--------
officer of Target. Except as set forth in  Section 3.23 to the Target Disclosure
                                           -------------------------------------
Schedule, Target has not become obligated, directly or indirectly, to any
--------
stockholder, director or officer of Target or any person related to such person by blood or marriage, except for current liability for such compensation. Except as set forth in Section 3.23 to the Target Disclosure Schedule, to the
                 ------------------------------------- --------
knowledge of Target, no stockholder, director, officer, agent or employee of Target or any person related to such person by blood or marriage holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has material transactions with, Target. To Target's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with Target.

     3.24 Product Warranty. Each product manufactured, sold, leased, or
          ----------------
delivered by Target has been in conformity, in all material respects, with all applicable contractual commitments of Target and all express and implied warranties of Target, and, to Target's knowledge, Target has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith which would have a Material Adverse Effect on Target. No product manufactured, sold, leased, or delivered by Target is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease (including any express or implied warranty).

     3.25 Product Liability.  Target does not have any liability (and there is
          -----------------
no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Target. No product liability claims have been communicated in writing to or threatened against Target.

      3.26  Questionable Payments.  Neither Target nor to its Knowledge any
            ---------------------
director, officer or other employee of Target has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any governmental entity with respect to any aspect of the business of Target; or
(ii) made any political contributions which would not be lawful under the laws of the United States and the foreign country in which such payments were made. Neither Target nor to its Knowledge any director, officer or other employee of Target nor, to the Knowledge of Target, any customer or supplier of any of them has been the subject of any inquiry or investigation by any governmental entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Target or with respect to any political contribution.

      3.27  Disclosure.  The representations and warranties contained in this
            ----------
Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading. The Definitive Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Target makes no representation or warranty with respect to any information that Buyer will supply specifically for use in the Definitive Proxy Materials. None of the information that Target will supply specifically for use in the Joint Disclosure Document will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.


                                  ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Target that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the disclosure schedule of Buyer accompanying this Agreement and initialed by the Parties (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4.

          4.1  Organization, Standing and Power.  Each of Buyer and Merger Sub
               --------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Buyer and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Buyer. Buyer has delivered a true and correct copy of the Certificate of Incorporation, Articles of Incorporation and Bylaws or other charter documents, as applicable, of Buyer and Merger Sub, each as amended to date, to Target. Neither Buyer nor Merger Sub is in violation of any of the provisions of its Certificate or Articles of Incorporation or Bylaws or equivalent organizational documents.

          4.2  Capital Structure.  Buyer has an authorized capitalization
               -----------------
consisting of 100,000,000 shares of Common Stock, par value $.0001 per share, and 20,000,000 shares of Preferred Stock, par value $.0001 per shares. As of the date hereof, Buyer has issued and outstanding 51,833,184 shares of Common Stock. 10,995,000 shares of Common Stock are subject to issuance upon the conversion or exercise of presently issued and outstanding warrants and options of Buyer. 166,667 shares of Common Stock are subject to issuance upon the conversion of preferred stock. 12,511,000 shares of Common Stock are reserved for issuance under Buyer's existing stock option plans. 166,667 shares of Series A Preferred Stock have been issued and 166,667 shares are outstanding. All of the shares of Common Stock and Preferred Stock issued to date has been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth above or as disclosed in Section 4.2 of the Buyer Disclosure
                                             -----------------------------------
Schedule, as of the date of this Agreement, (i) there are no outstanding
--------
options, warrants, script, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Buyer or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which Buyer or any of its subsidiaries is or may become bound to redeem or issue additional shares of capital stock of Buyer or any of its subsidiaries or options, warrants, scrip, rights to subscribe to calls or commitments of any character whatsoever relating, or securities or rights convertible into, any shares of capital stock of Buyer or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which Buyer or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. Except as disclosed in Section 4.2 of the
                                                            ------------------
Buyer Disclosure Schedule, there are no securities or instruments containing any
-------------------------
anti-dilution, right of first refusal, preemptive rights or similar provisions that will be triggered by the issuance of the Shares as described in this Agreement. Upon issuance of the Merger Shares, such securities will be duly and validly issued, fully paid and non-assessable.

          4.3  Authority.  Buyer and Merger Sub have all requisite corporate
               ---------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and Merger Sub. This Agreement has been duly executed and delivered by Buyer and Merger Sub and constitutes the valid and binding obligations of Buyer and Merger Sub. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Certificate or Articles of Incorporation or Bylaws of Buyer or any of its subsidiaries, as amended, or (ii) to Buyer's Knowledge, any material mortgage, indenture, lease, contract or other agreement or instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its subsidiaries or their properties or assets. No consent approval, order or authorization of or registration, declaration or filing with, any governmental entity, is required by or with respect to Buyer or any of its subsidiaries in connection with the execution and delivery of this Agreement by Buyer and Merger Sub or the consummation by Buyer and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in
Section 2.2, (ii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and Nasdaq Stock Market within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) the filing with the Nasdaq SmallCap Market of a Notification Form of Listing of Additional Shares with respect to the shares of Buyer Common Stock issuable upon conversion of the Target Common Stock in the Merger, (v) any filing required under the Hart-Scott-Rodino Act, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Buyer and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

          4.4   SEC Documents; Financial Statements.  Buyer has furnished or
                -----------------------------------
otherwise made available to Target a true and complete copy of each statement, report, registration statement, definitive proxy statement, and other filing filed with the SEC by Buyer since December 31, 1997, and, prior to the Effective Time, Buyer will have furnished Target with true and correct copies of any additional documents filed with the SEC by Buyer prior to the Effective Time (collectively, the "Buyer SEC Documents"). In addition, Buyer has made available to Target all material exhibits to the Buyer SEC Documents filed prior to the date hereof and will promptly make available to Target all material exhibits to any additional Buyer SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Buyer SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither Buyer nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Buyer SEC Document prior to the date hereof. The financial statements of Buyer, including the notes thereto, included in the Buyer SEC Documents (the "Buyer Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q or Form 10-QSB, as permitted by Form 10-Q or Form 10-QSB of the SEC). The Buyer Financial Statements fairly present the consolidated financial condition and operating results of Buyer and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no material change in Buyer's accounting policies except as described in the notes to the Buyer Financial Statement. Since December 31, 1997, no event has occurred that would have required the filing of any report that otherwise would have been included among the SEC Documents and for which an appropriate report was not filed.

          4.5   Absence of Certain Changes.  Since March 31, 1998 (the "Buyer
                --------------------------
Balance Sheet Date"), except as described in the Buyer SEC Documents, Buyer has conducted its business in the Ordinary Course of Business consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Buyer; (ii) any acquisition, sale or transfer of any material asset of Buyer or any of its subsidiaries other than in the Ordinary Course of Business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Buyer or any revaluation by Buyer of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Buyer, or any direct or indirect redemption, purchase or other acquisition by Buyer of any of its shares of capital stock; (v) any material contract entered into by Buyer, other than in the Ordinary Course of Business and as provided to Target or any material amendment or termination of, or default under, any material contract to which Buyer is a party or by which it is bound; (vi) any amendment or change to Buyer's Certificate of Incorporation or Bylaws; or (vii) any negotiation or agreement by Buyer or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

          4.6   Absence of Undisclosed Liabilities.  Buyer has no material
                ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Buyer's Quarterly Report on Form 10-Q for the period ended March 31, 1998 (the "Buyer Balance Sheet"), (ii) those incurred in the Ordinary Course of Business and not required to be set forth in the Buyer Balance Sheet under GAAP, and (iii) those incurred in the Ordinary Course of Business since the Buyer Balance Sheet Date and consistent with past practice.

          4.7   Litigation.  Except as described in the Buyer SEC Documents,
                ----------
there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Buyer or any of its subsidiaries, threatened against Buyer or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Buyer. There is no judgment, decree or order against Buyer or any of its subsidiaries or, to the knowledge of Buyer or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Buyer.

          4.8   Governmental Authorization.  Buyer and each of its subsidiaries
                --------------------------
have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity
(i) pursuant to which Buyer or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Buyer's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Buyer Authorizations"), and all of such Buyer Authorizations are in full force and effect, except where the failure to obtain or have any of such Buyer Authorizations could not reasonably be expected to have a Material Adverse Effect on Buyer.

          4.9   Broker's and Finders' Fees.  Buyer has not incurred, nor will it
                --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          4.10  Interim Operations of Merger Sub.  Merger Sub was formed solely
                --------------------------------
for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

          4.11  Post-Merger Operations of Merger Sub.  Buyer has no present plan
                ------------------------------------
or intention to liquidate Merger Sub; to merge Merger Sub with and into another corporation; to sell or otherwise dispose of the stock of Merger Sub; or to cause Merger Sub to sell or otherwise dispose of any of the assets of Target acquired in the transaction, except for dispositions made in the Ordinary Course of Business or transfers described in Section 368(a)(2)(C) of the Code. Buyer intends that following the Merger, Merger Sub will continue the historic business of Target or use a significant portion of Target's business assets in a business.

          4.12  Disclosure.  The representations and warranties contained in
                ----------
this Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading. The Confidential Private Placement Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Buyer makes no representation or warranty with respect to any information that Target will supply specifically for use in the Disclosure Materials. None of the information that Buyer will supply specifically for use in the Disclosure Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

                                  ARTICLE 5.
                                   COVENANTS

      5.1   Preparation of Solicitation Statement.
            -------------------------------------

            (a) As soon as practicable after the execution of this Agreement, Target and Buyer shall jointly prepare a solicitation statement (the "Joint Solicitation Statement") for the solicitation of approval of the Target Stockholders describing this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. The information in the Joint Solicitation Statement about Buyer and Merger Sub shall be supplied by and shall be the sole responsibility of Buyer. The information in the Joint Solicitation Statement about Target shall be supplied by and shall be the sole responsibility of Target. The information in the Joint Solicitation

Statement about the Merger shall be jointly prepared by and shall be the joint responsibility of Buyer and Target.

          (b) The information supplied by Target for inclusion in the Joint Solicitation Statement to be sent to the Target Stockholders shall not, on the date the Joint Solicitation Statement is first mailed to the Target Stockholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Buyer or Merger Sub which is contained in any of the foregoing documents.

          (c) The information supplied by Buyer for inclusion in the Joint Solicitation Statement shall not, on the date the Joint Solicitation Statement is first mailed to Target's Stockholders, or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Buyer and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target which is contained in any of the foregoing documents.

          (d) The Joint Solicitation Statement shall constitute a disclosure document for the offer and issuance by Buyer of the Merger Shares and a proxy statement for use by Target at the Target Special Meeting or any substitute therefor. Buyer shall use reasonable commercial efforts to cause the Joint Solicitation Statement to comply with applicable federal and state securities laws requirements pertaining to the issuance of the Merger Shares; Target shall use reasonable commercial efforts to cause the Joint Solicitation Statement to comply with the Delaware General Corporation Law and any other laws of any other jurisdiction applicable to soliciting proxies for the Special Meeting. Each of Buyer and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Solicitation Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Solicitation Statement. Target will promptly advise Buyer, and Buyer will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Buyer shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Joint Solicitation Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Joint Solicitation Statement shall contain the recommendation of the Board of Directors of Target that the Target Stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Target Stockholders. Anything to the contrary contained herein notwithstanding, Target shall not include in the Joint Solicitation

Statement any information with respect to Buyer or its affiliates or associates, the form and content of which information shall not have been approved by Buyer prior to such inclusion.

      5.2  Approval of Stockholders.  Target shall promptly after the date
           ------------------------
hereof take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to provide notice of and conduct the Special Meeting and in connection therewith obtain the approval of the Target Stockholders of the Merger. Target shall use its best efforts to solicit proxies from the Target Stockholders to vote in favor of the Merger and shall take all other action necessary or advisable to secure the vote of stockholders required to effect the Merger.

      5.3  Sale of Shares Pursuant to Section 4(2) of the Securities Act.  The
           -------------------------------------------------------------
parties hereto acknowledge and agree that the Merger Shares shall be issued and sold pursuant to the exemption available by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder including, without limitation, Regulation D, and also Regulation S under the Securities Act. As such, the Merger Shares, shall constitute "restricted securities" within the Securities Act. The certificates representing the Merger Shares shall bear the legends set forth in Section 2.4(k).

      5.4  Access to Information.
           ---------------------

           (a) Target shall afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, books, contracts, commitments and records (including Tax Returns filed), and (ii) all other information concerning the business, properties and personnel of Target as Buyer may reasonably request. Target agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements then available promptly upon request.

           (b) Buyer shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Buyer's and its subsidiaries' properties, books, contracts, commitments and records (including Tax Returns filed), and (ii) all other information concerning the business, properties and personnel of Buyer and its subsidiaries as Target may reasonably request. Buyer agrees to provide to Target and its accountants, counsel and other representatives copies of internal financial statements then available promptly upon request.

           (c) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Buyer and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

           (d) No information or knowledge contained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.5   Confidentiality.  The parties acknowledge that Buyer and Target have
           ---------------
previously executed a Confidentiality and Non-Disclosure Agreement dated as of April 30, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

     5.6   Public Disclosure.  Unless otherwise permitted by this Agreement,
           -----------------
Buyer and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the Nasdaq Stock Market.

     5.7   Legal Requirements.  Each of Buyer, Merger Sub and Target will, and
           ------------------
will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of or any registration, declaration or filing with, any governmental entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.8   Blue Sky Laws.  Buyer shall take such steps as may be necessary to
           -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Merger Shares. Target shall use its reasonable best efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the Merger Shares.

     5.9   Escrow Agreement.  On or before the Effective Time, Buyer, Merger
           ----------------
Sub, Escrow Agent and the Stockholders' Agent (as defined in Section 7.7 hereto) will execute the Escrow Agreement contemplated by Section 7.1 in the form attached hereto as Exhibit C ("Escrow Agreement").

     5.10  Registration of Shares Issued in the Merger.
           -------------------------------------------

           (a) Definitions. For purposes of this Agreement, "Registrable Shares"
               -----------
shall mean the Merger Shares, including any and all Escrow Shares (as defined in Section 7.1) and any Buyer Shares or other securities of Buyer resulting from any stock split, reorganization or stock dividend in respect of Merger Shares and any securities into which Merger Shares are converted or exchanged pursuant to any merger, consolidation or acquisition of or by Buyer, but excluding Merger Shares that have been sold or otherwise transferred by the Target Stockholders who initially received such shares in the Merger (collectively, the "Holders"); provided, however, that a distribution of Merger

Shares without additional consideration to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this Section
5.10 and such underlying beneficial owners shall be entitled to the same rights under this Section 5.10 as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this Section 5.10.

        (b)   Company Registration.  If at any time or from time to time Buyer
              --------------------
shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction or (iii) a registration pursuant to registration rights granted as of the date hereof which rights prohibit the Buyer's actions contemplated by this Section 5.10, as set forth in Schedule 5.10
                                                                   -------------
to the Buyer Disclosure Schedule, Buyer will promptly give to each Holder
--------------------------------
written notice thereof; and include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Shares requested by such Holder to be so included in a written request or requests, made within twenty (20) days after receipt of such written notice from Buyer, by any Holder.

        (c)   Underwriting.
              ------------

              (i) If the registration of which Buyer gives notice is for a registered public offering involving an underwriting, Buyer shall so advise the Holders as a part of the written notice given pursuant to Section 5.10(b). In such event, the right of any Holder to registration pursuant to this Section 5.10 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of his or its Registrable Shares in the underwriting shall be limited to the extent provided herein.

              (ii) All Holders proposing to distribute their securities through such underwriting shall (together with Buyer and the other Holders distributing their Registrable Shares through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Buyer. Notwithstanding any other provision of this Section 5.10, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then Buyer shall so advise all Holders of Registrable Shares and the holders of any other securities to be included in the registration pursuant to other piggyback registration rights, and the managing underwriter may limit the number of shares of Registrable Shares and other securities to be included pursuant to other piggyback rights that may be included in such registration to an amount no less than 25% of all shares to be included in such offering; provided however, that any such limitation or "cut back" shall first be applied to all shares proposed to be sold in such offering other than for the account of Buyer which are not Registrable Shares. Buyer shall so advise all Holders and other holders distributing their securities through such underwriting, and the number of shares of Registrable Shares or other securities that may be included in the registration and underwriting shall be first allocated among all Holders requesting inclusion of their Registrable Shares in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Shares requested to be included in such registration statement. No Registrable Shares or other securities excluded from the underwriting by reason of the managing underwriters' marketing limitation shall be included in such registration.

               (iii) If any of the Holders disapprove of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Buyer and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.


          (d)  Right to Terminate Registration.  Buyer shall have the right to
               -------------------------------
terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration, provided that any registration termination pursuant to this Section 5.10(d) shall have not adversely affect the registration rights granted under this Section 5.10.

          (e)  Copies of Registration Statement and Prospectus.  Buyer shall
               -----------------------------------------------
promptly deliver to each Holder, and any underwriters, without charge, a copy of each registration statement filed with the Commission pursuant to this Section
5.10 (the "Registration Statement"), and as many copies of the prospectus or prospectuses (including each form of prospectus) included in any such Registration Statement and each amendment or supplement thereto as such persons may reasonably request.

          (f)  Effectiveness Period.  Buyer shall use its best efforts to cause
               --------------------
any Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is one year after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by the counsel to Buyer pursuant to a written opinion letter to such effect, addressed and acceptable to Buyer's transfer agent (as to such Registration Statement, the "Effectiveness Period").

          (g)  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Merger Shares to the public without registration, Buyer shall use commercially reasonable efforts to:

               (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Closing Date and during the Effectiveness Period;

               (ii) File with the Commission in a timely manner all reports, documents and other information required of Buyer under the Securities Act and the Exchange Act at all times after the Closing Date and during the Effectiveness Period; and

            (iii) So long as any of the Holders owns any Merger Shares, to furnish to such Holders forthwith upon request a written statement by Buyer as to its compliance (or failure to comply) with the reporting requirements of said Rule 144, and with the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents of Buyer and other information in the possession of or reasonably obtainable by Buyer as such Holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

      (h)   Limitations.  Notwithstanding the foregoing, Buyer shall not be
            -----------
obligated to take any action pursuant to this Section 5.10:

            (i) in any particular jurisdiction in which Buyer would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Buyer is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

            (ii)     prior to six months after the Effective Time.

      (i)   Expenses.  The costs and expenses to be borne by Buyer for
            --------
purposes of this Section 5.10 shall include, without limitation, printing expenses, legal fees and disbursements of counsel for Buyer, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of counsel for the selling Holders. All expenses of any registered offering not otherwise borne by Buyer shall be borne pro rata among the selling Holders on the basis of the number of shares registered.

      (j)   Indemnification by Buyer.  To the fullest extent permitted by law,
            ------------------------
Buyer will indemnify and hold harmless each selling Holder, each underwriter of Buyer Common Stock being sold by such Holders pursuant to this Section 5.10 and each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section 5.10 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation by Buyer of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to Buyer and relating to action or inaction required by Buyer in connection with such registration; provided, however, that Buyer shall not be liable to any such Holder, underwriter or controlling person in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to Buyer by such Holder or underwriter specifically for use in connection with such registration statement and prospectus or post-effective amendment.

        (k)   Indemnification by Holders.  To the fullest extent permitted by
              --------------------------
law, each selling Holder of Registrable Shares registered in accordance with this Section 5.10 will indemnify Buyer, each person, if any, who controls Buyer within the meaning of the Securities Act or the Exchange Act, each director of Buyer and each officer of Buyer who signs the registration statement and each underwriter of Buyer Common Stock against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and will promptly reimburse Buyer and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to this Section 5.10 or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to Buyer by such Holder or underwriter specifically for use in connection with such registration statement, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to such Holder and relating to action or inaction required by such Holder in connection with sales of securities covered by such registration, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the gross proceeds to such Holder from the sale of such Holder's Registrable Shares in such registration.

        (l)   Indemnification Procedures.  Each person entitled to
              --------------------------
indemnification under this Section 5.10 (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 5.10 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified

Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

        (m)   Contribution.  In order to provide for just and equitable
              ------------
contribution in any case in which Buyer or any Holder makes a claim for indemnification pursuant to this Section 5.10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that indemnification would be available under this Section 5.10, in such case, then Buyer and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect (i) the relative fault of Buyer on the one hand and of the Holder on the other in connection with the statements or omission which resulted in such losses, claims, damages or liabilities, (ii) the relative benefits received by Buyer and any Holder of Registrable Shares from the offering of the securities covered by such Registration Statement, and (iii) any other relevant equitable considerations, all subject to applicable law. The relative fault of Buyer on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Buyer on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        (n)   "Market Stand-Off" Agreement.  In connection with an underwritten
              ----------------------------
public offering of securities by Buyer pursuant to Section 5.10, each holder who participates in the registration statement filed under the Securities Act for such offering will not, to the extent requested in good faith by an underwriter of securities of Buyer, sell or otherwise transfer or dispose of any Registrable Shares not included in such registration statement (other than to donees or partners of the Holder who agree to be similarly bound) for up to that period of time, not to exceed sixty (60) days (the "Market Stand-Off Period"), following the effective date of such registration statement of Buyer filed under the Securities Act as is requested by the managing underwriter(s) of such offering; provided that the officers and directors of Buyer who own stock of Buyer also agree to such restrictions. In order to enforce the foregoing covenant, Buyer may impose stop transfer instructions with respect to the Registrable Shares of each such holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        (o)   Termination of Buyer's Obligations.  Buyer will have no
              ----------------------------------
obligations pursuant to this Section 5.10 with respect to Registrable Shares held by a Holder if in the opinion of counsel to Buyer, which Buyer shall cause to be delivered to the Holders within twenty (20) days after receipt of the written notice described in subsection (b) of this Section 5.10 and upon which Holders may rely, at the time of filing a registration statement such Holder may sell all of such Holder's Registrable Shares in any single three (3)-month period without registration under the

Securities Act pursuant to Rule 144, provided that if at any time after a Holder becomes eligible to sell the Registrable Shares pursuant to Rule 144 but before such securities may be resold under Rule 144(k) Buyer fails to take all action necessary to be taken by Buyer in order to allow Holder to sell under Rule 144, Buyer shall have continuing obligations under this Section 5.10 until Holder may sell such securities pursuant to Rule 144(k), at which time such continuing obligations shall terminate.

            (p)   Other Piggyback Rights.  So long as any Target Stockholder has
                  ----------------------
registration rights pursuant to this Section 5.10, Buyer shall not grant any rights relating to the piggyback registration of its capital stock which are superior or equal to the rights granted to the Holders under this Section 5.10.

     5.11   Reasonable Commercial Efforts and Further Assurances.  Each of the
            ----------------------------------------------------
parties to this Agreement shall use reasonable commercial efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.12   Hart-Scott-Rodino Act. Each of the Parties will file any
            ---------------------
Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

     5.13   Listing of Buyer Shares. Buyer will use its reasonable best efforts
            -----------------------
to cause the Merger Shares to be approved for listing on the Nasdaq SmallCap Market, within the time prescribed therefor in the Nasdaq Stock Market rules and regulations.

     5.14   Notice of Developments. Each Party will give prompt written notice
            ----------------------
to the other of any material adverse development causing a breach of any of its own representations and warranties in Articles 3 and 4 above. No disclosure by any Party pursuant to this Section 5.14, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     5.15   Exclusivity.  Target will not solicit, initiate, or encourage the
            -----------
submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of Target (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Target and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Target shall notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     5.16   Tax Treatment.  Neither Buyer nor the Surviving Corporation shall
            -------------
take or agree to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(2)(D) of the Code.

                                  ARTICLE 6.
                  TERMINATION; DEFAULT; AMENDMENT AND WAIVER

     6.1    Termination.  This Agreement may be terminated at any time prior to
            -----------
the Effective Time (i) by the mutual written consent of Buyer and Target; or
(ii) by written notice by either Buyer or Target if the Merger shall not have been consummated by September 30, 1998, provided, however, that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or (iii) by written notice by either Buyer or Target if there is a failure
to satisfy any of the conditions set forth in Section 8.1.   In the event of
such termination, this Agreement shall be abandoned without any liability or further obligation to any other party to this Agreement unless otherwise stated expressly herein. This Section 6.1 shall not apply in the event of the failure of the transactions contemplated by this Agreement to be consummated as a result of a breach by Buyer, Target or Merger Sub of a representation, warranty or covenant contained in this Agreement.

     6.2    Default; Remedies.  This Section 6.2 shall apply in the event that a
            -----------------
party refuses to consummate the transactions contemplated by this Agreement or if any default under, or breach of any representation, warranty or covenant of, this Agreement on the part of a party shall have occurred that results in the failure to consummate the transactions contemplated hereby.

            (a) Default by Buyer or Merger Sub.  If Buyer or Merger Sub refuses
                ------------------------------
or fails to consummate the transactions contemplated by this Agreement for any reason other than the failure of the conditions set forth in subsections (a),
(f), (g) and (k) of Section 8.2, then Buyer shall (i) pay to Target a break-up fee in the amount of two million dollars ($2,000,000) (the "Break-up Fee"), any portion of which may be satisfied by cancellation by Buyer of any then outstanding indebtedness under any loans made by Buyer to Target in anticipation of the Merger (the "Bridge Financing"), and (ii) create a joint development arrangement with Target pursuant to which Buyer shall provide financing in the amount of one million dollars ($1,000,000) (the "Project Financing") which amount shall be paid periodically on an as-needed basis commencing on August 15, 1998, provided that such joint development project shall be governed by definitive documentation to be negotiated in good faith by Buyer and Target containing, without limitation, provisions governing the scope of the joint development, ownership of any inventions resulting from the joint development project and the respective obligations of the parties with respect to the joint development project, and further provided that the Project Financing shall be paid by Buyer in consideration of the submission of invoices by Target for the costs incurred by Target in the course of the development project. Any payment or other performance by Buyer pursuant to this Section 6.2 shall be in consideration of the expenses incurred by and efforts expended by and opportunities lost by Target. The parties agree that in such circumstances it would be impossible to determine the actual damages which any party may suffer and that therefore such payments shall be in lieu of such actual damages and shall be full and complete liquidated damages and shall constitute the sole remedy in the event of such default by Buyer or Merger Sub.

            (b)   Default by Target.  If Target delivers written notice (a
                  -----------------
"Termination Notice") to Buyer that Target is terminating this Agreement through no fault of Buyer or Merger Sub, and Target consummates an acquisition transaction of any type with another party nat any time within sixty (60) days after the date of the Termination Notice, Target shall pay Buyer an amount equal to the highest single amount outstanding at any time under the Bridge Financing.

     6.3    Amendment.  This Agreement may be amended by the parties hereto, by
            ---------
action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     6.4    Extension; Waiver.  At any time prior to the Effective Time, the
            -----------------
parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE 7.
                          ESCROW AND INDEMNIFICATION.

     7.1    Escrow Fund
            -----------

            (a) At the Closing, ten percent (10%) of the total number of Merger Shares issued by Buyer at Closing (the "Escrow Shares") shall be registered in the name of, and be deposited with Durham, Evans, Jones & Pinegar, P.C. (or another institution selected by Buyer with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit C. The Escrow Fund shall be available to compensate Buyer pursuant to the indemnification obligations of the Target Stockholders as set forth in Section 7.2. If Buyer issues any Additional Escrow Shares (as defined below), such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered at the Closing.

            (b) Except for dividends paid in stock declared with respect to the Escrow Shares ("Additional Escrow Shares"), which shall be treated pursuant to Section 7.l(a) hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be delivered to the Target Stockholders on a pro rata basis. Each Target Stockholder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such stockholder so long as such Escrow Shares are held in escrow, and Buyer will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Target Stockholders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

     7.2    Indemnification.
            ---------------

            (a)   Survival of Warranties.  All representations and warranties
                  ----------------------
made by Target or Buyer herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (sometimes referred to herein as the "Termination Date").

            (b) Subject to this Section 7.2, Buyer shall indemnify and hold harmless Target, and its officers, directors, agents, attorneys, employees, and each person, if any, who controls or may control Target, and the Target Stockholders (hereinafter referred to individually as a "Target Indemnified Person" and collectively as "Target Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions and causes of action, including, without limitation, legal fees (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Buyer in this Agreement, the Buyer Disclosure Schedules or any exhibit, schedule or other instrument made or given in connection with the execution and delivery of this Agreement. Target and its affiliates and the Target Stockholders shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. Notwithstanding the foregoing, Buyer's indemnification obligation under this
Section 7.2(b) shall be the sole recourse of the Target and Target Stockholders and maximum indemnification available hereunder of the Target Indemnified Persons shall be one million one hundred eighty thousand dollars ($1,180,000).

            (c) Subject to the limitations set forth in this Section 7.2, the Target Stockholders shall indemnify and hold harmless Buyer and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Buyer or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as a "Buyer Indemnified Person" and collectively as "Buyer Indemnified Persons") (the Target Indemnified Persons and the Buyer Indemnified Persons shall be referred to collectively in Article 7 as "Indemnified Persons") from and against any and all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in this Agreement, the Target Disclosure Schedules or any exhibit, schedule or other instrument made or given in connection with the execution and delivery of this Agreement. Buyer and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The sole recourse and maximum indemnification available hereunder of the Indemnified Persons shall be the Escrow Fund.

            (d) Nothing in this Agreement shall limit the liability in amount or otherwise of Buyer or Target or the Target Stockholders with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

     7.3    Escrow Period; Release from Escrow.
            ----------------------------------

            (a) The Escrow Period shall terminate upon the expiration of twelve months after the Effective Time; provided, however, that a portion of the Escrow Fund, which, in the reasonable judgment of Buyer, subject to the objection of the Stockholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 7.6 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate, as that term is defined in Section 7.4, theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

            (b) Within three (3) business days after the Termination Date (the "Release Date"), the Escrow Agent shall release from escrow to the Target Stockholders their pro rata portion of the Escrow Shares and Additional Escrow Shares less with respect to each such Target Stockholder the number of Escrow Shares and Additional Escrow Shares with a value (as determined pursuant to Section 7.4) equal to (A) such Target Stockholder's pro rata portion of any liability delivered to Buyer in accordance with Section 7.4 in satisfaction of indemnification claims by Indemnified Persons and (B) such Target Stockholder's pro rata portion of any liability subject to delivery to Indemnified Persons in accordance with Section 7.3(a) with respect to any pending but unresolved indemnification claims of Indemnified Persons. The Escrow Agent shall in all events release all remaining Escrow Shares and Additional Escrow Shares held as a result of clause (B) on or before that date that shall be three (3) months after the Release Date (the "Disputed Claim Release Date") unless on or prior to the Disputed Claim Release Date the parties shall have resolved any dispute or Buyer or the Stockholders' Agent shall have commenced an action or arbitration to resolve such claim. Escrow Shares and Additional Escrow Shares shall be released to the respective Target Stockholders in proportion to their respective ownership interest in Target immediately prior to the Effective Time. Buyer will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Escrow Shares and Additional Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from Escrow to the Target Stockholders. In lieu of any fraction of an Escrow Share to which a Target Stockholder would otherwise be entitled, such holder will receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Indemnification Price (as defined below).

            (c) No Escrow Shares or Additional Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Target Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such stockholder, prior to the delivery to such stockholder of his pro rata portion of the Escrow Fund by the Escrow Agent as provided herein.

            (d) The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Buyer shall cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

     7.4    Claims upon Escrow Fund.  Upon receipt by the Escrow Agent on or
            -----------------------
before the Release Date of a certificate signed by any officer of Buyer (an "Officer's Certificate") stating that with respect to the indemnification obligations of the Target Stockholders set forth in Section 7.2, Damages exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Section 7, deliver to Buyer out of the Escrow Fund, as promptly as practicable, Escrow Shares, Additional Escrow Shares or other assets held in the Escrow Fund having a value equal to such Damages. For the purpose of compensating Buyer for its Damages pursuant to this Agreement, Escrow Shares shall be valued at the average closing "bid" price of a Buyer Share for the ten
(10) trading days immediately preceding the date on which the Officer's Certificate is delivered to the Escrow Agent, as reported on the Nasdaq SmallCap Market (the "Indemnification Price"). In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Buyer shall be disregarded.

     7.5    Objections to Claims.  At the time of delivery of any Officer's
            --------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent (defined in Section 7.7 below) by certified mail, return receipt requested, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares or Additional Escrow Shares unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of Escrow Shares or Additional Escrow Shares in accordance with Section 7.4 hereof, provided that no such payment or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Buyer prior to the expiration of such thirty (30) day period.

     7.6    Resolution of Conflicts and Arbitration.
            ---------------------------------------

            (a) In case the Stockholders' Agent shall so object in writing to any claim or claims by Buyer made in any Officer's Certificate, Buyer shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agent and Buyer shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares, Additional Shares or other property from the Escrow Fund in accordance with the terms thereof.

            (b) If no such agreement is reached after good faith negotiation as set forth above, either Buyer or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually selected by Buyer and the Stockholders' Agent. If Buyer and the Stockholders' Agent do not agree on such arbitrator, either Buyer or Stockholders' Agent may request that the American Arbitration Association select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.5 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

        (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Salt Lake County, Utah under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 7.6(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Buyer shall be deemed to be the Non-Prevailing Party unless the arbitrators award Buyer more than one-half ( 1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Target Stockholders for whom the Escrow Shares, Additional Escrow Shares (if any) or other property deposited into escrow have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

     7.7    Stockholders' Agent.
            -------------------

            (a) By virtue of the approval and adoption of this Agreement at the Target Special Meeting, the Target Stockholders hereby appoint Ivan Mimica and Jim Baker as agent ("Stockholders' Agent") for and on behalf of the Target Stockholders to give and receive notices and communications, to authorize delivery to Buyer of the Escrow Shares or Additional Escrow Shares in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Buyer. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Target Stockholders.

            (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholder' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Stockholders shall severally indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

            (c) The Stockholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

            (d) Ivan Mimica has informed Buyer that he will act in the best interests of Target Stockholders.

     7.8    Actions of the Stockholders' Agent.  A decision, act, consent or
            ----------------------------------
instruction of the Stockholders' Agent shall constitute a decision of all Target Stockholders for whom Merger Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target Stockholder, and the Escrow Agent and Buyer may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Target Stockholder. The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

     7.9    Third-Party Claims.  In the event Buyer becomes aware of a third-
            ------------------
party claim which Buyer believes may result in a demand against the Escrow Fund, Buyer shall notify the Stockholders' Agent of such claim, and the Stockholders' Agent and the Target Stockholders for whom Merger Shares otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Buyer shall have the right in its sole discretion to settle any such claim. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object under Section 7.5 or any other provision of this
Section 7 to the amount of any claim by Buyer against the Escrow Fund for indemnity with respect to such settlement.

    7.10    Limitation.  Buyer shall not be entitled to indemnification under
            ----------
this Article 7 unless the aggregate Damages with respect to such claim exceed $20,000.

                                  ARTICLE 8.
                       CONDITIONS TO OBLIGATION TO CLOSE

     8.1    Mutual Conditions.  The respective obligations of each Party to
            -----------------
consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the Parties:

            (a) Stockholder Approval. This Agreement and the Articles of Merger
                --------------------
shall be approved and adopted by the Target Stockholders by the requisite vote under applicable law and the Target Certificate;

            (b) No Injunctions or Restraints; Illegality.  No temporary
                ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which would have a Material Adverse Effect on either Buyer or on Buyer combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted;

            (c) Tax Opinions.   Target and Buyer shall each have received
                ------------
substantially identical written opinions from their respective counsel, Goodwin, Procter & Hoar LLP, and Durham, Evans, Jones & Pinegar, P.C., in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.
In rendering such opinions, counsel may rely upon (and, to the extent reasonably required, the Parties and Target's stockholders shall make) reasonable representations related thereto; and

            (d) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies required for the consummation of the transactions contemplated by this Agreement.

     8.2    Conditions to Obligation of Buyer.  The obligation of Buyer to
            ---------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any of which Buyer may waive if it executes a writing so stating at or prior to the Closing:

            (a) The representations and warranties set forth in Article 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (b) Target shall have procured all of the third party consents specified in Section 3.5(d) of the Target Disclosure Schedule, except to the
             ------------------------------------------------
extent that Target's failure to obtain such consents would not, individually or in the aggregate have a Material Adverse Effect;

          (c) Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (d) There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results or operations of Target;

          (e) Target shall have delivered to Buyer an officer's certificate to the effect that each of the conditions specified in Sections 8.2(a) - (d) is satisfied in all respects;

          (f) That certain Revenue Sharing Agreement by and among Target, Dragon Systems, Inc. ("Dragon"), the holders of Target's Series B Preferred Stock, and certain of Target's executive officers dated as of January 10, 1995 shall be terminated pursuant to the terms thereof or by the agreement of the all parties thereto, and thereafter, subject to any licenses described in Section
                                                                      -------
3.10 to the Target Disclosure Schedule, there shall be no claim by any third
--------------------------------------
party to U.S. Patent No. 5,307,303 or any revenues, income or proceeds therefrom;

          (g) Dragon shall have entered into an agreement with Target, in form satisfactory to Buyer, pursuant to which Dragon will agree to cancel at Closing any outstanding indebtedness owed by Target to Dragon in excess of $1,500,000;

          (h) The number of Dissenting Shares shall not exceed 5% of the number of outstanding Target Shares;

          (i) Buyer, Merger Sub, Target, Escrow Agent and the Stockholders' Agent, as defined in Section 7.7, shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit C.

          (j) Buyer shall have received from counsel to Target an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to Buyer, and dated as of the Closing Date;

          (k) Target shall not be in default under the terms of any notes, security agreements, or other agreements that may have been entered into between Target and Buyer in connection with the Bridge Financing;

          (l) Buyer shall have received the resignations, effective as of the Closing, of each director and officer of Target;

          (m) All actions to be taken by Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Buyer; and

            (n) Buyer shall not be required to pay or deliver Merger Shares and Cash Payments at the Effective Time and Merger Shares upon exercise of Buyer Exchange Options after the Effective Time pursuant to Section 2.4(t) with an aggregate value determined as of the Effective Time in accordance with Section
2.4 hereof greater than $24,142,689..

     8.3    Conditions to Obligation of Target.  The obligation of Target to
            ----------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any of which Target may waive if it executes a writing so stating at or prior to the Closing:

            (a) The representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (b) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (c) There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results or operations of Buyer;

            (d) Buyer shall have delivered to Target an officer's certificate to the effect that each of the conditions specified in this Sections 8.3(a) -
(c) are satisfied in all respects; and

            (e) Target shall have received from counsel to Buyer an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to Target, and dated as of the Closing Date.

                                  ARTICLE 9.
                                 MISCELLANEOUS

     9.1   Survival.  None of the representations, warranties, and covenants of
           --------
the Parties (other than the provisions in Section 2 concerning issuance of Merger Shares and Section 5.5 concerning confidentiality) will survive the Effective Time.

     9.2   Press Releases and Public Announcements.  No Party shall issue any
           ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

      9.3    No Third-Party Beneficiaries.  This Agreement shall not confer any
             ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in
Section 2 above concerning issuance of Buyer Shares are intended for the benefit of Target Stockholders.

      9.4    Entire Agreement.  This Agreement (including the documents to
             ----------------
referred herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     9.5     Succession and Assignment.  This Agreement shall be binding upon
             -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     9.6     Counterparts.  This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     9.7     Headings.  The section headings contained in this Agreement are
             --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.8     Notices.  All notices, requests, demands, claims, and other
             -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


               If to Target, to it at:

                    Articulate Systems, Inc.
                    600 West Cummings Park, Suite 4500
                    Woburn, Massachusetts 01801
                    Fax: (781) 935-0490
                    Attn.  Ivan Mimica, President and Chief Executive Officer

                    With a copy to:

                    Goodwin, Procter & Hoar LLP
                    Exchange Place
                    Boston, Massachusetts 02109-2881
                    Fax: (617) 523-1231
                    Attn.  David F. Dietz, P.C.

               If to Buyer or Merger Sub, to either of them at:

                    fonix corporation
                    1225 Eagle Gate Tower
                    60 East South Temple Street
                    Salt Lake City, Utah   84111
                    Fax: (801) 328-8778
                    Attn.  Jeffrey N. Clayton, Esq.

                    With a copy to:
                    Durham, Evans, Jones & Pinegar, P.C.
                    KeyBank Tower, Suite 850
                    50 South Main Street
                    Salt Lake City, Utah 84144
                    Fax: (801) 538-2425
                    Attn.  Jeffrey M. Jones, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     9.9    Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Except to the extent otherwise required by the Delaware General Corporation Law, each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Salt Lake County, State of Utah, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of Utah for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

     9.10   Amendments and Waivers.  The Parties may mutually amend any
            ----------------------
provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however,
                                                             --------
that any amendment effected subsequent to Target Stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.11   Severability.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     9.12   Expenses.   Subject to Article 6, whether or not the Merger is
            --------
consummated, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     9.13   Construction. The Parties have participated jointly in the
            ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     9.14   Incorporation of Exhibits and Schedules. The Exhibits and Schedules
            ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.



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                                      51

       SIGNED as of the date first set forth above.

                         BUYER

                         FONIX  CORPORATION


                         By:/s/ Thomas A. Murdock
                            -----------------------------

                         Title: PRESIDENT
                               --------------------------

                         MERGER SUB

                         ASI ACQUISITION CORPORATION


                         By:/s/ Thomas A. Murdock
                            ------------------------------

                         Title: PRESIDENT
                               ---------------------------

                         TARGET

                         ARTICULATE SYSTEMS, INC.


                         By:/s/ T. Ivan Mimica
                            -------------------------------

                         Title: PRESIDENT
                               ----------------------------